EXHIBIT 10.45


                        VOTING AND SHAREHOLDERS AGREEMENT

            VOTING AND SHAREHOLDERS AGREEMENT dated as of September 3, 1998 by and between PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP, having an office at 651 Day Hill Road, Windsor, Connecticut 06095 (the "PIONEER PARTNERSHIP "), AND,
(A) SHASHIKANT S. SHETH, JAMMADAS SHETH, KIRIT SHETH, MAHENDRA SHETH, VIREN S. SHETH, JAY J. SHETH, B.J. HARID, NEVELL INVESTMENTS, S.A.,TRANSVIT MANUFACTURING CORPORATION, STARION INTERNATIONAL LIMITED, STARION B.V.I., AND (B) ARON ZUTLER, PETER LIMAN, ROBERT VIOLA, RICHARD HOWARD, RICHARD P. RIFENBURGH, ROBERT R. SPARCINO, or any trusts, or other entities or affiliates (collectively hereinafter referred to as the "PRINCIPAL SHAREHOLDERS"). Those Principal Shareholders listed in (b) above shall be automatically released from their respective obligations and rights hereunder on the date that such Principal Shareholder ceases to be affiliated with the Company, PROVIDED that the remaining Principal Shareholders shall maintain such 51% ownership as specified below.

            WHEREAS, the Principal Shareholders have sole or shared voting power over an aggregate of at least 15,237,984 of the shares of the common stock, $.01 par value per share ("COMMON SHARES"), of TRISTAR CORPORATION (the "COMPANY") as more specifically set forth in EXHIBIT A attached hereto;

            WHEREAS, pursuant to a certain Investment Agreement dated the date hereof (the "INVESTMENT AGREEMENT"), the Pioneer Partnership is investing in the Company through the purchase of Preferred Stock and may make additional investments in the Company through one or more Preferred Stock investments in the future; and

            WHEREAS, the execution of this Agreement by the parties hereto is a condition precedent to the consummation of the transactions provided for in the Investment.

            NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

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                 ARTICLE I. VOTING BY PRINCIPAL SHAREHOLDERS.

       1.1 AGREEMENT TO VOTE. Each of the Principal Shareholders agrees that, so long as the Pioneer Partnership shall own any Preferred Stock (as defined in the Investment Agreement), or Common Stock (as defined in the Investment Agreement), each of them shall vote all of his, hers or its Common Shares, whether now owned or hereafter acquired, for the election as a director(s) of the Company of the designee(s) of the Pioneer Partnership in accordance with Section 1.10(a) of the Investment Agreement at any meeting of the Company's shareholders at which such designee shall be nominated as a director. Without limiting the generality of the foregoing, the Principal Shareholders agree to execute and deliver any and all documents, agreements and instruments, including, without limitation, proxies, as the Pioneer Partnership shall reasonably request so that at least one (1) designee of the Pioneer Partnership, subject to the qualifications for such designee as set forth in the Investment Agreement, shall be a director of the Company at all times while any Preferred Stock or Common Stock is held by the Pioneer Partnership.

       1.2 SPECIAL MEETING UPON DEFAULT. In the event the default under, or a breach of, this Agreement, or the Investment Agreement, or the Certificate of Designation of Preferred Stock at any time while the Pioneer Partnership or its limited partners (in the event of a distribution of such securities to the limited partners) are a holder of 75,000 shares or more of the Common Stock, directly or through the possible conversion of the Preferred Stock, all on a fully diluted basis, the Principal Shareholders agree to call a special meeting of the Shareholders at the sole expense of the Company and they each agree that they shall vote in favor of the nominee to the Board of Directors designated by the Pioneer Partnership under ss.1.1 hereof and for one (1) additional nominee designated by the Pioneer Partnership to be elected as a director. The board of directors shall then be comprised of members constituting at least a simple majority of directors who are independent of the Core Sheth Families (as the term

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"Core Sheth Families" is defined in the Investment Agreement) and the Company, and of which two directors shall be the Pioneer Partnerships' nominees; such election or appointment shall be effective no later than 30 days after and during the continuation of any such defaults. The nominee of the Pioneer Partnership shall be reasonably acceptable to the board of directors of the Company to serve as a director. Grounds for rejecting such nominee shall be any matter of record of the nominee which would cause the Company to be in violation of any order issued by the Commission or such nominee is disqualified as a result of Rule 262(b) promulgated under the 1933 Act; provided, however, no such nominee shall be an affiliate of a competitor of the Company. The two directors designated by the Pioneer Partnership for nomination and election or appointment together with the other independent outside directors shall form and constitute the Company's Post-Default Executive Committee which shall be granted full executive and operational control over the Company's operations. The Principal Shareholders hereby agree to take no action to contravene, limit or otherwise terminate such the Pioneer Partnership board majority mechanism. The Principal Shareholders agree to vote in favor of such the Pioneer Partnership nominees for as long as any interest or principal remains unpaid under such Preferred Stock.

       1.3 PRESERVATION OF BYLAWS. If the directors or the shareholders of the Company amend the Bylaws to permit more than nine (9) directors at any time while the Pioneer Partnership or its limited partners (in the event of a distribution of such securities to the limited partners) are a holder of 75,000 shares or more of the Common Stock, directly or through the possible conversion of the Preferred Stock, all on a fully diluted basis, notice shall be given to the Pioneer Partnership, thereafter, immediately upon the written demand therefor by the Pioneer Partnership, the Principal Shareholders shall call a special meeting of the Shareholders at the sole expense of the Company. The Principal Shareholders each agree that they shall vote all of their Common Shares, whether now owned or hereafter acquired, for the Bylaws to reduce the number of directors to no more than nine (9).

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                              ARTICLE II. TRANSFERS

      2.1 TRANSFER OF COMMON SHARES TO AFFILIATES. During the term of this Agreement, neither the Principal Shareholders nor any other person who shall become a party to or bound by this Agreement without the prior written consent of the Pioneer Partnership which consent will not be unreasonably withheld, shall transfer any Common Shares, whether now or hereafter acquired, (i) to any person, (ii) to any affiliate, as hereinafter defined, unless the affiliate shall have first delivered a written agreement of such affiliate agreeing to be bound by and subject to the terms and conditions of this Agreement, with the same force and effect as if such person were named as a party to this Agreement or as a Principal Shareholder hereunder, or (iii) pursuant to a registration statement; PROVIDED HOWEVER, the consent of the Pioneer Partnership shall not be required if the aggregate holdings of the Principal Shareholders shall equal fifty-one percent (51%) or more on a fully diluted basis (including all of the issued Series C Preferred Stock) of the issued Common Shares. The term "affiliate" shall have the same meaning as provided in Rule 405 promulgated under the 1933 Act.


      2.2 LEGEND ON STOCK CERTIFICATES. The certificates of the Common Stock now owned by the Principal Shareholders shall be subject to and bear a restrictive legend as follows:

      THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ALL OF THE TERMS OF A CERTAIN VOTING AND SHAREHOLDERS AGREEMENT DATED SEPTEMBER 3, 1998, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE ISSUER. THE SHARES ARE SUBJECT TO CERTAIN VOTING, CO-SALE AND TRANSFER RESTRICTIONS. ANY ACTIONS TAKEN IN CONTRAVENTION TO THAT AGREEMENT SHALL BE NULL AND VOID.

The terms of such endorsement and restrictions are hereby expressly consented to and accepted.

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      2.3 PERMISSIBLE PLEDGE TRANSACTIONS. Notwithstanding any legal requirement to the contrary, the Pioneer Partnership agrees that the pledge by the Principal Shareholders of any securities to any third-party lenders is permitted, PROVIDED that the aggregate holdings of all of the Principal Shareholders plus the holdings of the Pioneer Partnership shall not be less than fifty-one (51%) percent of the issued voting stock of the Company on a fully diluted basis including all of the issued Series C Preferred Stock (the "MINIMUM PERCENTAGE"). In the event that any of the Principal Shareholders desire to pledge any securities which decrease the number of such aggregate holdings below the Minimum Percentage, then the Pioneer Partnership's consent to such pledge shall be valid only upon the third-party lenders entering into a Voting and Shareholders Agreement with the Pioneer Partnership on terms and conditions substantially similar to the terms hereof, and such agreement shall be satisfactory in all respects to the Pioneer Partnership. The third-party lenders shall agree therein that in the event that they obtain equitable or legal title, or any voting rights, to any securities of the Company, that they shall perform under the agreement as if they were Principal Shareholders hereunder.

                         ARTICLE III. CO-SALE PROVISIONS

      3.1 THIRD-PARTY OFFER AND NOTICE. Any sale of the Common Shares by any Principal Shareholder will be subject to a participation right of co-sale by Pioneer Ventures or its limited partners, in the event of a distribution to such limited partners, on a PRO RATA fully diluted basis. If any one or more of the Principal Shareholders obtains from a third party ("THIRD PARTY PURCHASER") an offer to purchase any amount of his or her Shares, such Principal Shareholders shall submit a written notice (the "CO-SALE NOTICE") to Pioneer Ventures disclosing the number of Common Shares proposed to be sold, the offered purchase price, the proposed closing date, and the total number of Common Shares owned by the Principal Shareholders.

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      3.2 CO-SALE RIGHT OF PARTICIPATION. Upon receipt of a Co-Sale Notice from any Principal Shareholder, Pioneer Ventures or its limited partners, in the event of a distribution to such limited partners, may elect to participate in such transaction and shall have the right to offer its securities, at the same price and on the same terms. Each participating selling party who elects to participate in such sale shall be entitled to sell his Pro Rata Share (as herein defined) of the number of shares the purchaser is willing to purchase. "PRO RATA SHARE" as used in the preceding sentence means the product of the number of shares owned by such party and a fraction, the numerator of which is the number of fully diluted shares held by such party, and the denominator of which is the total number of fully diluted shares held by all shareholders participating in a subject sale. Each participating selling party shall in turn be entitled to receive at the applicable closing the net proceeds of the sale allocable to the securities sold on behalf of each selling shareholder, after deduction of such selling shareholder's proportionate share of the reasonable expenses of the sale. These co-sale provisions will not apply to any sale of securities pursuant to a distribution to the public, whether pursuant to a registered public offering, Rule 144 or otherwise.

      3.3 NOTICE OF INTENT TO PARTICIPATE IN CO-SALE. If the Pioneer Partnership wishes to participate in any sale under this Article III, then Pioneer Ventures shall notify the selling Principal Shareholder(s) in writing of such intention as soon as practicable after such Pioneer Partnership's receipt of the Co-Sale Notice made pursuant to Section 3.1, and in any event within fifteen (15) days after the date of such Co-Sale Notice has been delivered. Such notification shall be delivered in person or by facsimile to the Principal Shareholder(s) at the Company's offices.

                              ARTICLE IV. REMEDIES

      4.1. VIOLATION OF AGREEMENT; CONSENT TO INJUNCTIVE RELIEF. Each of the Principal Shareholders recognizes and agrees that any violation of any of their obligations set forth in this Agreement would cause irreparable damage which could not be compensated by monetary damages. Such violation shall constitute an event of default under the Investment Agreement. Accordingly, in the event of any breach of a Principal Shareholder's obligations under this Agreement, such Principal Shareholder consents to the entry of injunctive relief, including the remedy of specific performance, by a court of competent jurisdiction restraining any such violation or threatened violation, and/or granting full voting authority to the Pioneer Partnership for purposes of this Agreement, in addition to any other remedies available at law or in equity.

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                            ARTICLE V. MISCELLANEOUS
      5.1. REPRESENTATIONS. Each of the Principal Shareholders represents and warrants that, at the date hereof, he/she or it is the sole record and beneficial owner of the number of Common Shares set forth opposite his/her name on EXHIBIT A to this Agreement.

      5.2 FURTHER ASSURANCES. From and after the date of this Agreement, the parties hereto shall from time to time, at the request of any other party and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested or required more effectively to evidence and give effect to the transactions provided for in this Agreement.

      5.3. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by first class registered or certified mail return receipt requested, or by first class mail or overnight courier if received, addressed to the parties at their respective addresses set forth on the first page of this Agreement, or to such other person or address as may be designated by like notice hereunder.

      5.4 MODIFICATIONS. This Agreement may not be modified or discharged orally, but only in writing duly executed by the party to be charged.

      5.5 SUCCESSORS AND ASSIGNS. All the covenants, stipulations, promises and agreements in this Agreement shall bind the parties' respective heirs, successors and assigns, whether so expressed or not; provided, however, the Pioneer Partnership shall not assign this Agreement nor any of its rights or obligations hereunder to any party, except to its limited partners, in the event of a distribution to its limited partners, without the prior written consent of a majority of the Principal Shareholders.

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      5.6 HEADINGS. The headings of the various sections of this Agreement are for convenience of reference only and shall in no way modify any of the terms or provisions of this Agreement.

      5.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to instruments made and to be performed entirely within such State.

      5.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

      5.9 GENDER. All pronouns used herein are inserted for convenience only and shall be applied in the masculine, feminine, or third person as appropriate for each party signing hereto.

      5.10 USE OF TERM "PIONEER PARTNERSHIP". Notwithstanding any provision of this Agreement to the contrary, included in the definition and meaning of the "Pioneer Partnership" shall be any one or more parallel limited partnerships which have been or shall be organized by Ventures Management Partners LLC as the general partner to invest in parallel with Pioneer Ventures Associates Limited Partnership on the same economic terms and PRO RATA based upon their aggregate subscriptions. The limited partners of Pioneer Ventures Associates Limited Partnership and the parallel partnerships shall be referred to herein as the "LIMITED PARTNERS".

      5.12 Facsimile or other electronically delivered signatures may be relied upon as valid, binding and enforceable signatures of the parties delivering such signatures by such means.


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      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date and year first above written.


                           BY THE PIONEER PARTNERSHIP:

                           PIONEER VENTURES ASSOCIATES LIMITED PARTNERSHIP

                           By: Ventures Management Partners LLC
                               Its General Partner

                           By: Pioneer Ventures Corp.,
                               Its Managing Member



                           BY: ROBERT A. LERMAN
                               Robert A. Lerman, President


[Signature Pages Continue on following pages]
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                         BY THE PRINCIPAL SHAREHOLDERS:

/s/ MAHENDRA SHETH                          /s/ SHASHIKANT S. SHETH
    MAHENDRA SHETH                              SHASHIKANT S. SHETH


/s/ JAMMADAS SHETH                          /s/ KIRIT SHETH
    JAMMADAS SHETH                              KIRIT SHETH


/s/ JAY J. SHETH                            /s/ VIREN S. SHETH
    JAY J. SHETH                                VIREN S. SHETH


                                            /s/ B.J. HARID
                                                B.J. HARID


NEVELL INVESTMENTS, S.A.                    STARION B.V.I.


BY: ____________________                    BY:_________________
    Its Director                               Its Director


TRANSVIT MANUFACTURING CORPORATION          STARION INTERNATIONAL LIMITED



BY:_________________                        BY:_________________
   Its Director                                Its Director


/s/ RICHARD P. RIFENBURGH                   /s/ ARON ZUTLER
    RICHARD P. RIFENBURGH                       ARON ZUTLER


/s/ PETER LIMAN                             /s/ ROBERT R. SPARACINO
    PETER LIMAN                                 ROBERT R. SPARACINO


/s/ ROBERT VIOLA                            /s/ RICHARD HOWARD
    ROBERT VIOLA                                RICHARD HOWARD


_____________________________

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_____________________________


                          CONSENTED TO, AND THE OBLIGATION SET FORTH IN ARTICLE I TO PAY FOR SUCH SPECIAL MEETINGS OF THE SHAREHOLDERS IS HEREBY AGREED TO:


                               TRISTAR CORPORATION


                               BY: ___________________________
                                   Name:
                                   Title:

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                                    EXHIBIT A
                                       TO
                                VOTING AGREEMENT

                             PRINCIPAL SHAREHOLDERS

                                            NO. OF             PERCENTAGE
        NAME AND ADDRESS(1)                 SHARES              OWNERSHIP
      ------------------------            ----------         ---------------

A) CORE SHETH FAMILIES ET AL.

SHASHIKANT S. SHETH
JAMMADAS SHETH
KIRIT SHETH
MAHENDRA SHETH
VIREN S. SHETH
JAY J. SHETH
TRANSVIT MANUFACTURING CORPORATION
STARION INTERNATIONAL LIMITED
STARION B.V.I.
NEVELL INVESTMENTS, S.A.
B.J. HARID

TOTAL RE CORE SHETH FAMILIES ET AL.          14,697,984              73%


(B) OTHER OFFICERS AND DIRECTORS

ARON ZUTLER                                  10,000
PETER LIMAN                                  30,000
ROBERT VIOLA                                 150,000
RICHARD HOWARD                               250,000
RICHARD P. RIFENBURGH                        50,000
ROBERT R. SPARACINO                          50,000

-----------------------
(1) The address for these individuals and entities is c/o Tristar Corporation, 12500 San Pedro Avenue, Suite 500, San Antonio, Texas 78216